UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    July 23, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: Original filing of this Form 8-K noted an incorrect date of report (Date of earliest event reported). The original incorrectly noted the date as of July 8, 2008 and should have been July 23, 2008.

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective August 15, 2008, Jimmie D. Jones has resigned as our Principal Accounting Officer and Corporate Controller.  Mr. Jones will continue to serve as Senior Vice President of the Company in charge of lending compliance and cash management and be involved in our banking relationships, acquisitions and corporate planning functions. Upon the effective date of the resignation, Mr. Jones will no longer supervise the preparation of our financial statements and will not supervise or be responsible for the preparation of our reports filed with the Securities and Exchange Commission.

(c)  Tony M. Shelby, a director of our Company and our Executive Vice President and Principal Financial Officer, was appointed to also serve on an interim basis as our Principal Accounting Officer.  Mr. Shelby will serve as interim Principal Accounting Officer until we appoint a permanent replacement for that position.  Mr. Shelby, age 66, is a certified public accountant and has held the position of Executive Vice President and Principal Financial Officer of our Company for more than five years and has been a director of our Company since 1971.  Prior to becoming our Chief Financial Officer, Mr. Shelby served as the chief financial officer of a subsidiary of our Company and was with the accounting firm of Arthur Young and Co., a predecessor to Ernst & Young, LLP.  Mr. Shelby is a graduate of Oklahoma City University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 24, 2008
                    LSB INDUSTRIES, INC.

By: /s/ Jack E. Golsen
Jack E. Golsen,
Chief Executive Officer